UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 16, 2017

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On May 16, 2017, Ashford Hospitality Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved an amendment (the “Plan Amendment”) to the 2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc., as amended (the “Plan”). The Plan Amendment increased the number of shares of common stock that may be issued under the Plan by 5,750,000 shares.

The description of the Plan Amendment contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Plan Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a) On May 16, 2017, the Company entered into an amendment (the “Articles Amendment”) to the Articles of Amendment and Restatement of the Company, as amended, for the purpose of increasing the number of shares of the total number of shares of common stock authorized to be issued by the Company from 200,000,000 to 400,000,000 shares. The Articles Amendment was approved by the Company’s stockholders at the Annual Meeting.

The description of the Articles Amendment contained in this Item 5.03 is qualified in its entirety by reference to the full text of the Articles Amendment, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) On May 16, 2017, the Company held the Annual Meeting. As of March 31, 2017, the record date for the Annual Meeting, there were 97,019,295 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 90,179,516 shares, or approximately 92.95% of the eligible voting shares, were represented either in person or by proxy.

At the Annual Meeting, the stockholders voted on the following items:

1. Proposal 1 - To elect seven nominees to the Board of Directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The following nominees were elected to the Company's Board of Directors (constituting the entire Board of Directors), with the voting results for each nominee as shown:

			Broker
Name	For	Withheld	Non-votes
Monty J. Bennett	68,102,195	4,582,922	17,494,399
Benjamin J. Ansell, M.D.	71,618,188	1,066,929	17,494,399
Amish Gupta	71,194,010	1,491,107	17,494,399
Kamal Jafarnia	69,191,779	3,493,338	17,494,399
Frederick J. Kleisner	71,597,788	1,087,329	17,494,399
Philip S. Payne	71,414,568	1,270,549	17,494,399
Alan L. Tallis	69,943,017	2,742,100	17,494,399

2. Proposal 2 - To obtain advisory approval of the Company’s executive compensation. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
38,739,869	29,414,270	4,530,978	17,494,399

3. Proposal 3 - To recommend the frequency of advisory votes on the Company’s executive compensation. “1 Year” was approved by the votes indicated below:

				Broker
1 Year	2 Years	3 Years	Abstain	Non-votes
70,375,256	183,432	1,974,794	151,635	17,494,399

4. Proposal 4 - To obtain approval of an amendment to the Company’s charter to increase the total number of shares of common stock authorized to be issued from 200,000,000 shares to 400,000,000 shares. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes

84,132,142	5,824,811	222,563	17,494,399

5. Proposal 5 - To obtain approval of an amendment to the Company’s 2011 Stock Incentive Plan, as amended (the “Plan”), increasing the number of shares of common stock that may be issued under the Plan by 5,750,000 shares. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes

45,325,507	27,245,303	114,307	17,494,399

6. Proposal 6 - To ratify the appointment of BDO USA, LLP, a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2017. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes

89,756,731	277,000	145,785	—

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number         Description

3.1
Amendment Number Two to Articles of Amendment and Restatement of Ashford Hospitality Trust, Inc., accepted for record and certified by the Maryland State Department of Assessments and Taxation on May 19, 2017.

10.1	Amendment No. 3. to 2011 Incentive Stock Plan of Ashford Hospitality Trust, Inc., dated May 16, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2017

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel